Exhibit 10.1

-EXECUTION COPY

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of

August 11, 2016

among

CUBIC CORPORATION,

The Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

MUFG UNION BANK, N.A.,
as Syndication Agent

and

BANK OF THE WEST, U.S. BANK NATIONAL ASSOCIATION
 and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.
and
MUFG UNION BANK, N.A.,
as Joint Lead Bookrunners and Joint Lead Arrangers

i

(Continued)

(Continued)

(Continued)

SCHEDULES
Schedule 1.01	Existing Letters of Credit
Schedule 2.01A	Commitments
Schedule 2.01B	Letter of Credit Commitments
Schedule 3.05	Disclosed Matters as to Litigation
Schedule 3.08	Disclosed Matters as to Environmental Compliance
Schedule 3.16A	Restricted Subsidiaries
Schedule 3.16B	Unrestricted Subsidiaries
Schedule 6.03	Existing Liens
Schedule 6.21	Existing Investments in Unrestricted Subsidiaries

EXHIBITS
Exhibit A	Form of Assignment and Assumption
Exhibit B	[Reserved]
Exhibit C	Form of Promissory Note
Exhibit D	Form of Subsidiary Guarantee
Exhibit E	Form of Compliance Certificate
Exhibit F-1	Form of U.S. Tax Compliance Certificate
Exhibit F-2	Form of U.S. Tax Compliance Certificate
Exhibit F-3	Form of U.S. Tax Compliance Certificate
Exhibit F-4	Form of U.S. Tax Compliance Certificate
Exhibit G-1	Form of Borrowing Request
Exhibit G-2	Form of Interest Election Request
Exhibit H	Form of Increasing Lender Supplement
Exhibit I	Form of Augmenting Lender Supplement
Exhibit J	List of Closing Documents

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 11, 2016, among CUBIC CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent, MUFG Union Bank, N.A., as Syndication Agent and BANK OF THE WEST, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION as Co-Documentation Agents.

WHEREAS, The Borrower, various lenders and JPMCB, as administrative agent for such lenders, are parties to that certain Second Amended and Restated Credit Agreement dated as of May 8, 2012, as amended prior to the date hereof (as so amended, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Lenders, the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) modify and re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement and the other Financing Documents; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Borrower and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof and the other Financing Documents; and

WHEREAS, it is also the intent of the Borrower and the Guarantors to confirm that all obligations under the “Financing Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Financing Documents (as referred to and defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

Section 1.01.                          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder or any successor appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Person or any Subsidiary or any Person of which such Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $400,000,000.

“Agreed Currencies”  means (i) dollars and (ii) any other currency (x) that is lawful currency (other than dollars) that is readily available and freely transferable and convertible into dollars and (y) that is agreed to by the relevant Issuing Bank and the Administrative Agent.

“Agreement” means this Third Amended and Restated Credit Agreement, as amended, modified, supplemented, restated, renewed or extended from time to time.

“Agreement Currency” has the meaning assigned to such term in Section 9.15.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Revolving Credit Commitment Fee;

(i)                                     if such day occurs on or after the Effective Date and prior to the delivery of the financial statements referred to in clause (ii) below for the fiscal period ended June 30, 2016, (x) with respect to Loans that are Eurodollar Loans, 2.00%, (y) with respect to Loans that are ABR Loans, 1.00% and (z) with respect to the Revolving Credit Commitment Fee, 0.35%; and

(ii)                                  if such day occurs on or after the date upon which the Borrower shall have delivered to the Administrative Agent the financial statements required to be delivered for the fiscal period ended June 30, 2016 pursuant to Section 5.01(a), the rate as set forth in the chart below that corresponds to the Leverage Ratio as of the last day of the fiscal quarter or fiscal year most recently ended prior to such day for which financial statements shall have been delivered to the Administrative Agent as required pursuant to Section 5.01(a) or (b) hereof, together with the corresponding compliance certificate required pursuant to Section 5.02 hereof; provided that any increase or decrease in the Applicable Rate shall become effective as of the fifth Business Day immediately following the date the financial statements and accompanying compliance certificate shall have been delivered for a fiscal quarter or fiscal year end; and provided, further, that (A) if the Borrower shall fail to timely deliver such statements and certificates for any such fiscal quarter or fiscal year period or (B) during the continuance of an Event of Default, then the Applicable Rate with respect to ABR Loans and Eurodollar Loans and with respect to the Revolving Credit Commitment Fee shall be determined for the period (x) from and including the date upon which such financial statements and certificate were required to be delivered to but excluding the date upon which financial statements and a certificate complying with Section 5.01(a) or (b) and Section 5.02 are delivered or (y) from and including the date from which such Event of Default shall have occurred but excluding the date upon which such Event of Default is cured or waived as if the applicable Leverage Ratio was greater than 3.50 to 1.00:

Leverage Ratio	Applicable Rate for Eurodollar Loans	Applicable Rate for ABR Loans	Applicable Rate for Revolving Credit Commitment Fee
Less than 1.50 to 1.00	1.125%	0.125%	0.20%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.25%	0.25%	0.225%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.50%	0.50%	0.25%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.75%	0.75%	0.30%
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.00%	1.00%	0.35%
Greater than or equal to 3.50 to 1.00	2.25%	1.25%	0.40%

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in accordance with the terms of this Agreement.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Loan Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.11(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the recitals.

“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form attached hereto as Exhibit G-1 or such other form as may be approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Rentals” of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means (a) the acquisition by any party, or two or more parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body as of the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that neither the ownership nor acquisitions of shares of the capital stock of the Borrower by, nor the transfers of shares of the capital stock of the Borrower between, Members of the Zable Family shall constitute a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of Bank of the West, U.S. Bank National Association and Wells Fargo Bank, National Association in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Commitment” means a Revolving Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Computation Date” has the meaning assigned to such term in Section 2.05(k).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means with respect to the Borrower and its Restricted Subsidiaries for any period Consolidated EBITDA for such period adjusted on a pro forma basis as determined by the Borrower in good faith to take into account the EBITDA of any subsequently acquired Person (calculated for such acquired Person and, to the extent acquired, its Subsidiaries, notwithstanding anything to the contrary in the definition of the term “Consolidated EBITDA”) which becomes a Restricted Subsidiary for that portion of the applicable period of calculation which occurred prior to its acquisition and reasonably detailed in the applicable certificate delivered pursuant to Section 5.02(a).

“Consolidated Cash Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the cash interest expense of the Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means with respect to the Borrower and its Restricted Subsidiaries for any period (a) the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense (to the extent deducted in determining Consolidated Net Income), (iii) income tax expense (to the extent deducted in determining Consolidated Net Income), (iv) depreciation and amortization expense (to the extent deducted in determining Consolidated Net Income) and (v) non-cash stock compensation and other non-cash expense items (to the extent deducted in determining Consolidated Net Income), calculated on a consolidated basis in accordance with GAAP, (b) plus (i) enterprise resource planning expense not to exceed (A) $30,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2016, (B) $25,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2017 and (C) $20,000,000 with respect to any four consecutive fiscal quarter measurement period ending in the fiscal year ending on September 30, 2018 and (ii) the following one-time non-recurring expense items in connection with any acquisition, including, without limitation, the GATR Acquisition and the acquisition of TeraLogics: (A) options expense, (B) deal bonuses, (C) earn outs and purchase price allocations relating to options, (D) expense in respect of inventory in finished goods, (E) retention expense, (F) legal, accounting, tax and other consulting expense, (G) integration expense, (H) director & officer and representation & warranty insurance expense and (I) fees and expenses in respect of the financing of any acquisition, minus (c) non-cash items of gain or revenue (to the extent added in determining Consolidated Net Income), calculated on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as the context requires, (a) all Indebtedness of the Borrower and its Restricted Subsidiaries or (b) all Indebtedness of the Borrower and its Subsidiaries, in either case determined on a consolidated basis eliminating intercompany loans; provided that, notwithstanding anything to the contrary in the definition of the term “Indebtedness”, for purposes of this definition, “Indebtedness” shall include all non-contingent liabilities in respect of letters of credit or instruments serving a similar function, in each case which have been drawn upon by the beneficiary thereof and which were issued or accepted for the account of the Borrower or any Restricted Subsidiary (in the case of clause (a)) or the Borrower or any Subsidiary (in the case of clause (b)), as applicable, by banks or other financial institutions, whether or not representing obligations for borrowed money.

“Consolidated Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the interest expense of the Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any Capitalized Lease allocable to interest expense.

“Consolidated Net Income” for any period means consolidated net income or net earnings (or any comparable line item) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding extraordinary items and gains or losses resulting from changes in accounting principles and interest income.

“Consolidated Net Worth” means, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date of determination thereof, Consolidated Total Assets minus the Intangible Assets of the Borrower and its Restricted Subsidiaries on such date.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Capitalization” means as of the date of any determination thereof, the sum of (a) Consolidated Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date plus (b) Consolidated Net Worth as of such date.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedules 3.05 and 3.08.

“Disqualified Institution” means (a) any entity specifically designated by the Borrower as a “Disqualified Institution” in writing and delivered to the Administrative Agent (for posting to the Lenders in accordance with Sections 9.01 and 9.04(e)) prior to the Effective Date, (b) any other entity that is reasonably determined by the Borrower to be a competitor of the Borrower or its subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Institutions”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent (for posting to the Lenders in accordance with Sections 9.01 and 9.04(e)) and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such entities based solely on the similarity of such Affiliates’ and such entities’ names and (y) are not bona fide debt investment funds.  It is understood and agreed that (i) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (ii) “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is dollars or (ii) the equivalent amount thereof in dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.05(k) or, in the case of an LC Disbursement, on or as of the date of such LC Disbursement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“DQ List” has the meaning assigned to such term in Section 9.04(e) hereof.

“EBITDA” means with respect to any Person for any period (a) the sum of (i) consolidated net income, (ii) consolidated interest expense (to the extent deducted in determining consolidated net income), (iii) taxes, and (iv) depreciation and amortization (to the extent deducted in determining consolidated net income).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Issuing Bank, any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equivalent Amount” of any currency with respect to any amount of dollars at any date shall mean the equivalent in such currency of such amount of dollars, calculated on the basis of the Exchange

Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., New York City time, on such date on the Reuters World Currency Page for such Foreign Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., New York City time, on such date for the purchase of dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals.

“Existing Letters of Credit” means those letters of credit more particularly described on Schedule 1.01.

“Facility Termination Date” means the date when all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full in cash (other than obligations under any Swap Agreement or any Banking Services Agreement to the extent such obligations are not yet due and payable, Borrower’s obligations under Article X for which no claim has been made, and other Obligations expressly stated to survive such payment and termination), and all Letters of Credit shall have expired or terminated (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and applicable Issuing Bank shall have been made) and all LC Disbursements shall have been reimbursed.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letter” means the letter dated June 9, 2016, between the Borrower and the Administrative Agent setting forth certain fees to be paid by the Borrower to the Administrative Agent.

“Financial Officer” means the president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Documents” means this Agreement (including the Schedules and Exhibits hereto), the Notes, if any, evidencing Loans, the Subsidiary Guarantee, any Letter of Credit applications and any agreements between the Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit and any other agreement hereafter created to which the Borrower or any Guarantor is a party that relates to the obligations of the Borrower or any such Guarantor under any of the foregoing.

“Foreign Currency”  means Agreed Currencies other than dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funded Debt” of any Person means (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

“GAAP” means generally accepted accounting principles in the United States of America.

“GATR Acquisition” means the acquisition by the Borrower of all of the capital stock of GATR Technologies, Inc. (“GATR”), an Alabama corporation, pursuant to the Stock Purchase Agreement dated as of December 18, 2015 among GATR, the shareholders of GATR, the representative of such shareholders and the Borrower as such agreement may be amended, supplemented or otherwise modified, in each case in any material respect which is not adverse to the Administrative Agent or the Lenders (it being understood and agreed that changes to the purchase price in excess of 10% thereof or the definition of “Material Adverse Effect” appearing therein shall be deemed to be a material amendment or modification which is adverse to the Administrative Agent and the Lenders) from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                 to purchase such Indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

Without limiting the foregoing, in any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Guarantor” means each domestic Restricted Subsidiary now existing or hereafter created that is a party to the Subsidiary Guarantee; provided that in no event shall any SPE be required to be a Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” with respect to any Person means, at any time, without duplication:

(a)                                 its liabilities for borrowed money, including, without limitation, deferred payments, and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)                                 its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                                  all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)                                 all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                                  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions, whether or not representing obligations for borrowed money, but excluding any commercial letter of credit entered into in the ordinary course of business by any such bank or other financial institution relating to the export or import of properties or any letter of credit entered into in the ordinary course of business by any such bank or other financial institution relating to the performance by such Person of its obligations under any contract or agreement (other than any note, credit, loan or other financial instrument or like agreement);

(f)                                   Swaps of such Person; and

(g)                                  any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Financing Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b) hereof.

“Intangible Assets” means the aggregate amount, for the Borrower and its Restricted Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, in each case solely to the extent classified as intangible assets under GAAP, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 substantially in the form attached hereto as Exhibit G-2 or such other form as may be approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each January, April, July and October and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’

duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Bank of the West, Wells Fargo Bank, National Association, Citibank, N.A. and each other Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder and its successors  in such capacity as provided in Section 2.05(i).  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMCB” has the meaning assigned to such term in the recitals.

“Judgment Currency” has the meaning assigned to such term in Section 9.15.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower and its Restricted Subsidiaries on a consolidated basis, the ratio on a rolling four fiscal quarter basis of (i) (x) Consolidated Indebtedness minus (y) to the extent included in Consolidated Indebtedness, all Indebtedness attributable to undrawn letters of credit (including, without duplication, Indebtedness in the form of Guarantees with respect to letters of credit) to (ii) Consolidated Adjusted EBITDA.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.  For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under this Agreement and the other Financing Documents, taken as a whole, (c) the validity or enforceability of any of the Financing Documents, or (d) the rights of or benefits available to the Lenders or the Administrative Agent under this Agreement and the other Financing Documents, taken as a whole.

“Material Subsidiary” has the meaning assigned to such term in Section 5.11.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swaps, of any one or more of the Borrower or any Restricted Subsidiary or Guarantor in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means August 11, 2021.

“Member of the Zable Family” means Walter J. Zable, his spouse, his children, his grandchildren and any trust of which Walter J. Zable is the settlor.

“Most Favored Provisions” has the meaning specified in Section 6.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means any of the promissory notes executed pursuant to Section 2.09(e), as amended, modified, supplemented, renewed or extended from time to time.

“Note Purchase Agreement” means that certain Second Amended and Restated Note Purchase and Private Shelf Agreement (including all exhibits and schedules attached thereto) dated as of August 11, 2016, between the Borrower and certain Guarantors on the one hand, and the Purchasers (as defined therein) on the other hand, as it may be amended, supplemented or otherwise modified from time to time, together with any renewals, extensions, replacements and refinancings (notwithstanding whether such replacements or refinancings are entered into with the Investors party thereto as of August 11, 2016 or any other Person) thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all liabilities and obligations of Borrower, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, arising out of or in connection with this Agreement, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under this Agreement or any other Financing Document (including interest and fees accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding); provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan, Letter of Credit or Financing Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may reasonably elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(c) hereof.

“Participant Register” has the meaning assigned to such term in Section 9.04(c) hereof.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permits” has the meaning assigned to such term in Section 3.08(i) hereof.

“Permitted Acquisition” means the acquisition of all or substantially all of the assets, all or a substantial part of, a business, division, brand or product line, or all or substantially all of the stock of any Person (such Person being the “Target”) that is engaged in a line of business which is substantially related to that of the Borrower and with respect to which:

(a)                                 such acquisition was approved by each Person’s (including the Target’s) Board of Directors (or other similar governing body);

(b)                                 at the time of such proposed acquisition and immediately after giving effect thereto, no Default would exist;

(c)                                  at the time of such proposed acquisition and immediately after giving effect thereto, the Borrower is in compliance, on a pro forma basis, with the maximum Leverage Ratio permitted under Section 6.01(b) at such time (including, if applicable, giving effect to the impact of any Adjusted Covenant Period to the extent elected by Borrower in accordance with Section 6.01(b)) recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (such compliance to be confirmed by an officer’s certificate in a form satisfactory to the Administrative Agent); and

(d)                                 the Borrower shall have given the Administrative Agent prior written notice, together with, if the total consideration being paid in connection with such acquisition (including, without limitation, assumed Indebtedness or Preferred Stock) exceeds $50,000,000, such documents and information as the Administrative Agent may reasonably request and which are reasonably available to Borrower at such time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Preferred Stock” means any class of capital stock (or other equity interests) of a Person that is preferred over any other class of capital stock (or other equity interests) of such Person as to the payment of dividends or other distributions or the payment of any amount upon liquidation or dissolution of such Person.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 9.04(b).

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

“Required Lenders” means, subject to Section 2.19, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of all Lenders at such time.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement or any other Financing Document.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary (a) of which more than 80% (by number of votes) of the Equity Interests with voting power is beneficially owned, directly or indirectly, by the Borrower and (b) if applicable, as so designated within the limitations of Section 6.07.  An SPE may be either a Restricted Subsidiary or an Unrestricted Subsidiary.

“Revolver Increase” has the meaning set forth in Section 2.20.

“Revolving Credit Commitment Fee” has the meaning set forth in Section 2.11(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) increased pursuant to Section 2.20, (b) reduced or terminated from time to time pursuant to Section 2.08(b) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Loan Commitments on the Effective Date is $400,000,000.  Effective upon the assignment of an interest pursuant to Section 9.04, Schedule 2.01A may be amended by the Administrative Agent to reflect such assignment.

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.04.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” is defined in Section 5.01(a);

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Borrower.

“Senior Funded Debt” means all Funded Debt of the Borrower which is not expressed to be subordinate or junior in rank to any other Funded Debt of the Borrower.

“SPE” means any direct or indirect Subsidiary of Cubic Corporation that constitutes a special purpose entity.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services

Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations for purposes of determining any obligations of any Loan Party.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.

“Subsidiary Guarantee” means that certain Third Amended and Restated Guarantee dated as of August 11, 2016 in the form of Exhibit D (including any and all supplements thereto) and executed (or joined) by each Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency; provided that Swaps entered into by such Person in the ordinary course of business for the sole purpose of managing or hedging risk shall not be deemed or construed to constitute Indebtedness within the terms of this Agreement.  Without limiting the foregoing, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means $10,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time  other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means MUFG Union Bank, N.A. in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges  imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TeraLogics” means TeraLogics, LLC a Maryland limited liability company.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning assigned to such term in Section 9.04(e) hereof.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Financing Documents, the borrowing of Loans and other credit extensions contemplated by the Financing Documents, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary and, if applicable, as has been designated as such within the limitations of Section 6.07.  An SPE may be either a Restricted Subsidiary or an Unrestricted Subsidiary.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly-owned Restricted Subsidiaries at such time.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly-owned Subsidiaries at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.                          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving  Borrowing”) or by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03.                          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.                          Accounting Terms; GAAP; Pro Forma Calculations.  (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  In calculating compliance with any of the financial covenants (and related definitions), any amounts taken into account in making such calculations that were paid, incurred or accrued in violation of any provision of this Agreement shall be added back or deducted, as applicable, in order to determine compliance with such covenants.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)  All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act (provided that for purposes of clarity it is understood and agreed that with respect to computations required to be made hereunder with respect to the Leverage Ratio after giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction, any Indebtedness attributable to letters of credit (including, without duplication, Indebtedness in the form of Guarantees with respect to letters of credit) associated with such transaction, shall be subtracted from Consolidated Indebtedness in the manner described clause (i)(y) in the definition of “Leverage Ratio”).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

Section 1.05.                          Amendment and Restatement of the Existing Credit Agreement.  The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation.  All “Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Financing Documents.  Without limiting the foregoing, upon the effectiveness hereof: (a) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s “Revolving Credit Exposure” under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee) and (b) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.15 hereof.

ARTICLE II

The Credits

Section 2.01.                          Commitments.  Prior to the Effective Date, certain loans were previously made to the Borrower under the Existing Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Existing Loans”).  Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Effective Date but subject to the reallocation and other transactions described in Section 1.05, the Existing Loans shall be reevidenced as Loans under this Agreement, and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement.  Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) subject to Sections 2.05(k) and 2.10(c), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Loan Commitment or (b) subject to Sections 2.05(k) and 2.10(c), the Dollar Amount of the Total Revolving Credit Exposures exceeding the Aggregate Commitment.  Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or prepay) and reborrow Revolving Loans, on and after the date hereof through the Availability Period, subject to the terms, provisions and limitations set forth herein.

Section 2.02.                          Loans and Borrowings.  (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Loan Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b)                                 Subject to Sections 2.07(e) and 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in a minimum amount of $5,000,000 and an aggregate amount that is an integral multiple of $100,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment.  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $2,500,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Revolving Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.                          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by writing, facsimile or telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m. (or 10:00 a.m., if financing the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) hereof), New York City time, on the same Business Day of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and if given by telephone shall be confirmed promptly by writing or fax to the Administrative Agent of a written Borrowing Request signed by an authorized signer of the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)                                 the aggregate principal amount of the requested Borrowing;

(b)                                 the date of such Borrowing, which shall be a Business Day;

(c)                                  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d)                                 in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e)                                  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.                          Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) the Dollar Amount of the Total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)                                 The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(a).  From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)                                  Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

Section 2.05.                          Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or for the account of a Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be governed by the terms and conditions hereof.  Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.  The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in any event no less than three (3) Business Days a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof (which shall not be an Unrestricted Subsidiary) and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.05(k) and 2.10(c), the Dollar Amount of the LC Exposure shall not exceed $200,000,000, (ii) unless otherwise agreed by the relevant Issuing Bank, the Dollar Amount of the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been  reimbursed by or on behalf of the Borrower at such time shall not exceed  the lesser of (A) such Issuing Bank’s Letter of Credit Commitment and (B) such Issuing Bank’s Revolving Loan Commitment and (iii) subject to Sections 2.05(k) and 2.10(c), the Dollar Amount of the Total Revolving Credit Exposures shall not exceed the Aggregate Commitment.  The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in the immediately preceding clauses (i) through (iii) shall not be satisfied.

(c)                                  Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two years after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension); provided that a Letter of Credit may provide that its expiration date shall be automatically extended (but not beyond the date specified in clause (ii) below) to a date not more than one year (or, in the case of a Letter of Credit related to New York fare collection tender, eighteen months) after the then outstanding expiration date unless, at least a specified number of days prior to such then existing expiration date, the relevant Issuing Bank shall have given the beneficiary thereof notice, in a form that may be specified in such Letter of Credit, that such expiration date shall not be so extended, and (ii) the date that is five days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor (or, in the case of a Letter of Credit related to New York fare collection tender, an eighteen-month) may contain customary automatic renewal provisions agreed upon by the Borrower and the relevant Issuing Bank that provide for the renewal thereof for additional one-year (or, in the case of a Letter of Credit related to New York fare collection tender, eighteen-month) periods, as applicable (which shall in no event extend beyond the date referenced in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, the relevant Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the relevant Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the relevant Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in dollars the Dollar Amount of such LC Disbursement calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 1:00 p.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 1:00 p.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the date of receipt; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in the Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and the Dollar Amount of such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay in dollars to the Administrative Agent the Dollar Amount of its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the relevant Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.  If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates on the date such LC Disbursement is made, of such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall, to the fullest extent permitted under applicable law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (other than under circumstances which constitute gross negligence or willful misconduct on the part of the relevant Issuing Bank as finally determined by a court of competent jurisdiction), (iii) any payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (other than under circumstances which constitute gross negligence or willful misconduct on the part of the relevant Issuing Bank as finally determined by a court of competent jurisdiction), or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The relevant Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Replacement of Issuing Bank.  (i) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement until such Letters of Credit are no longer outstanding, but shall not be required to issue additional Letters of Credit.

(ii)                                  Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated in accordance with Article VII, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(c).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)                                 LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.  The Administrative Agent will determine the Dollar Amount of (i) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit and (ii) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.  Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a “Computation Date”.

(l)                                     Issuing Bank Agreements.  Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iii) on any Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

Section 2.06.                          Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with MUFG Union Bank, N.A. or such other deposit taking financial institution as the Borrower may designate to the Administrative Agent upon not less than three Business Days’ prior notice; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 2:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then the Borrower shall be relieved of its obligation to pay the corresponding amount to the Administrative Agent and such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07.                          Interest Elections.  (a) Any Borrowing on the Effective Date shall be at the Alternate Base Rate (unless the Borrower shall have executed and delivered a funding indemnity letter to, and in form and substance reasonably acceptable to, the Administrative Agent) and thereafter shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  The Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing or by facsimile transmission or by telephone (confirmed in writing or by fax) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) each Eurodollar Borrowing, unless repaid as provided herein, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08.                          Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Revolving Loan Commitments shall terminate on the Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Dollar Amount of the Total Revolving Credit Exposures would exceed the Aggregate Commitment.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Loan Commitments shall be permanent.  Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders with Revolving Loan Commitments in accordance with their respective Revolving Loan Commitments.

Section 2.09.                          Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by such promissory note in such form.

Section 2.10.                          Prepayment of Loans.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, in integral multiples of $100,000 and not less than $1,000,000, subject to prior notice in accordance with paragraph (b) of this Section.

(b)                                 The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given under the circumstances in which a conditional notice of termination of the Revolving Loan Commitments is permitted as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (except that the foregoing shall not be applicable to a prepayment in full of the aggregate principal amount of a Borrowing then outstanding).  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.

(c)                                  If at any time, (i) other than as a result of fluctuations in currency exchange rates, the Dollar Amount of the Total Revolving Credit Exposures (calculated, with respect to the Foreign Currency LC Exposure, as of the most recent Computation Date) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, (A) the Dollar Amount of the Total Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment or (B) the Dollar Amount of the LC Exposure (so calculated) exceeds $200,000,000, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause (x) the Dollar Amount of the Total Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment and/or (y) the Dollar Amount of the LC Exposure (so calculated) to be less than or equal to $200,000,000, as applicable.

Section 2.11.                          Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Revolving Credit Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Loan Commitment terminates, whether or not prior to such time all the conditions in Section 4.02 are met.  Accrued Revolving Credit Commitment Fees shall be payable quarterly in arrears on the tenth day of January, April, July and October of each year (provided that if the Administrative Agent shall not have delivered an invoice for such fees by the fifth day of such month, such fees shall be payable within five days after the Administrative Agent shall have delivered such invoice to the Borrower) and on the date on which the Revolving Loan Commitments terminate, commencing on the first such date to occur after the date hereof.  All Revolving Credit Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Subject to Section 2.19, the Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in outstanding Letters of Credit, which shall accrue for each day during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Loan Commitment terminates and the date on which such Lender ceases to have any LC Exposure, at the Applicable Rate (or solely with respect to standby Letters of Credit issued to secure Borrower’s performance obligations under contracts entered into by the Borrower in the ordinary course of business, fifty percent of such Applicable Rate) with respect to interest on Eurodollar Revolving Loans for such day on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at a rate per annum separately agreed upon by such Issuing Bank and the Borrower on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Loan Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of January, April, July and October of each year shall be payable in arrears on the tenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that if the Administrative Agent or any Issuing Bank shall not have delivered an invoice for such fees by not later than the fifth day following such last day, such fees shall be payable within five days after the Administrative Agent or such Issuing Bank shall have delivered such invoice to the Borrower; provided further that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Participation fees and fronting fees in respect of Letters of Credit denominated in dollars shall be paid in dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts set forth in the Fee Letter and any other fees in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

(d)                                 All fees payable hereunder shall be paid on the dates due, in dollars (except as otherwise expressly provided in this Section 2.11) immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Absent any error in the calculation thereof, fees paid shall not be refundable under any circumstances.

Section 2.12.                          Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest for each day on which any principal of such Loans remains outstanding at the Alternate Base Rate for such day plus the Applicable Rate for ABR Loans for such day.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest for each day during each Interest Period applicable thereto at the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate for Eurodollar Loans for such day.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date and, upon termination of the Revolving Loan Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the definitions of such terms, and such determination shall be conclusive absent manifest error.

Section 2.13.                          Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.14.                          Increased Costs.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)                                  impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)                               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then upon the request of such Lender, such Issuing Bank or such other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements affecting such Lender or Issuing Bank has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such

Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15.                          Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, upon demand of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.16.                          Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 an executed IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Financing Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.

(i)                                     Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

(j)                                    Certain FATCA Matters.  For purposes of determining withholding Taxes imposed under FATCA, from and after December 12, 2014, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).

Section 2.17.                          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  The Administrative Agent may charge, when due and payable, the Borrower’s account with the Administrative Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Administrative Agent or the Lenders on or with respect to this Agreement and/or Loans and other Financing Documents.  All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided that, in the case of any prepayment of principal of or interest on any Eurodollar Loan, if such next succeeding Business Day would fall in the next calendar month, the date for payment shall instead be the next preceding Business Day.  All payments hereunder shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans in participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the relevant Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 (c), Section 2.05(d) or (e), Section 2.06(b), Section 2.17(d) or Section 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.18.                          Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.14, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (ii) any Lender becomes a Defaulting Lender, or (iii) any Lender shall fail to approve any amendment, waiver or modification to this Agreement or any other Financing Document that requires the approval of each Lender or each affected Lender and such amendment, waiver or modification shall have been approved by Lenders constituting Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any such assignment resulting from a Lender failing to approve any amendment, waiver or modification to this Agreement or any other Financing Document, each applicable assignee shall have agreed to approve such amendment, waiver or modification.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19.                          Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)                                 the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), except as otherwise provided in the last sentence of Section 9.02(b);

(c)                                  if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)                                     all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)                              if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)                                 if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the relevant Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is cash collateralized and/or reallocated; and

(d)                                 so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the relevant Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the relevant Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, each Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage of the Aggregate Commitment.

Section 2.20.                          Expansion Option.  The Borrower may from time to time elect to increase the Commitments (each a “Revolver Increase”) or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such Revolver Increases and all such Incremental Term Loans does not exceed $200,000,000.  The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit H hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit I hereto.  No consent of any Lender (other than the Lenders participating in the Revolver Increase or any Incremental Term Loan) shall be required for any Revolver Increase or Incremental Term Loan pursuant to this Section 2.20.  Revolver Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no Revolver Increase or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such Revolver Increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.01 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such increase.  On the effective date of any Revolver Increase (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to any such Revolver Increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of all such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods.  The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans.  Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20.  Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01.                          Existence and Power.  Each of the Borrower and its Restricted Subsidiaries is a corporation organized, validly existing and in good standing under the laws of its jurisdiction, and has all necessary powers required to carry on its business as now conducted and, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02.                          Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by the Borrower of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of material applicable law or material regulation or of its charter or bylaws or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon each or result in the creation or imposition of any Lien on any material asset of the Borrower or any of its Restricted Subsidiaries.

Section 3.03.                          Binding Effect.  This Agreement and the other Financing Documents to which it is a party constitute valid and binding agreements of the Borrower, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.04.                          Financial Information.  (a) The Borrower has heretofore furnished to the Administrative Agent financial statements of the Borrower (i) for the fiscal years ended September 30, 2014 and September 30, 2015 audited by Ernst & Young LLP, independent public accountants and (ii) for the fiscal quarters ended December 31, 2015 and March 31, 2016, which quarterly financial statements were unaudited.  Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated, and such financial statements disclose in accordance with GAAP all material liabilities, direct or contingent, of the Borrower as of the dates thereof.

(b)                                 Since September 30, 2015, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, considered as a whole.

Section 3.05.                          Litigation.  Except for the Disclosed Matters, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Restricted Subsidiaries before any arbitrator or any Governmental Authority, that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) which would in any material respect draw into question the enforceability of any of the Financing Documents.

Section 3.06.                          Compliance with ERISA.  Each of the Borrower and its Restricted Subsidiaries and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has not incurred any liability under Title IV of ERISA (i) to the PBGC other than a liability to the PBGC for premiums under Section 4007 of ERISA or (ii) in respect of a Multiemployer Plan which has not been discharged in full when due.

Section 3.07.                          Taxes.  To the extent applicable, each of the Borrower and its Restricted Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes stated to be due in such returns or pursuant to any assessment received by it, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.  The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of taxes or other similar governmental charges, additions to taxes and any penalties and interest thereon are, in the opinion of the Borrower, adequate.

Section 3.08.                          Environmental Compliance.  (a) Except for Disclosed Matters,

(i)                                     the Borrower and its Restricted Subsidiaries have, obtained, or made timely application for, all permits, certificates, licenses, approvals, registrations and other authorizations (collectively “Permits”) which are required under all applicable Environmental Laws and are necessary for their operations and are in compliance with the terms and conditions of all such Permits, except where the failure to obtain such Permits or to comply with their terms would not have, individually or in the aggregate, a Material Adverse Effect;

(ii)                                  no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrower’s knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by the Borrower or any Restricted Subsidiary of any Environmental Law, (B) alleged failure by the Borrower or any Restricted Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (C) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (D) release of Hazardous Materials, except where such event or events would not have, individually or in the aggregate, a Material Adverse Effect;

(iii)                               to the knowledge of the Borrower, all oral or written notifications of a release of Hazardous Materials required to be filed under any applicable Environmental Law have been filed or are in the process of being filed by or on behalf of the Borrower or any Restricted Subsidiary;

(iv)                              no property now owned or leased by the Borrower or any Restricted Subsidiary and, to the knowledge of the Borrower, no such property previously owned or leased or any property to which the Borrower or any Restricted Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of the Borrower, other investigations which may lead to claims against the Borrower or any Restricted Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA, except where such listings or investigations would not have, individually or in the aggregate, a Material Adverse Effect;

(v)                                 there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by the Borrower or any Restricted

Subsidiary, and no government actions have been taken or, to the knowledge of the Borrower, are in process which could subject any of such properties or assets to such Liens.

(b)                                 For purposes of this Section, the terms “Borrower” and “Restricted Subsidiary” shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrower or any Restricted Subsidiary.

Section 3.09.                          Properties.  (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                                 To the knowledge of the Borrower, each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not, to the knowledge of the Borrower, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.                          Compliance with Laws and Agreements.  Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, and each has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11.                          Investment Company Status.  Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.12.                          Full Disclosure.  All information furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any of the Transactions is, taken as whole and in light of the circumstances under which such information is furnished, true and accurate in all material respects on the date as of which such information is furnished, and true and accurate in all material respects on the date as of which such information is stated or certified.  It is understood that the foregoing is limited to the extent that (i) projections have been made in good faith by the management of the Borrower and in the view of the Borrower’s management are reasonable in light of all information known to management as of the Effective Date, and (ii) no representation or warranty is made as to whether the projected results will be realized.

Section 3.13.                          Solvency.  (a) The fair salable value of the business of the Borrower and its Restricted Subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, as they become absolute and mature.

(b)                                 The assets of the Borrower and its Restricted Subsidiaries do not constitute unreasonably small capital for the Borrower and its Restricted Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Borrower and its Restricted Subsidiaries, taking into account the particular capital requirements of the business conducted by the Borrower and its Restricted Subsidiaries and projected capital requirements and capital availability thereof.

(c)                                  Neither the Borrower nor any of its Restricted Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and any of its Restricted Subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and any of its Restricted Subsidiaries).

(d)                                 Neither the Borrower nor any of its Restricted Subsidiaries believes that final judgments against them in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).  The cash flow of the Borrower and its Restricted Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Restricted Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

Section 3.14.                          Employee Matters.  Except for Disclosed Matters, there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of the Borrower threatened between the Borrower and its employees, other than employee grievances arising in the ordinary course of business, none of which could have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.15.                          Use of Proceeds.  All proceeds of each Borrowing under the Revolving Loan Commitments shall be used to repay existing Indebtedness, make Permitted Acquisitions and provide for working capital requirements and general corporate purposes and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect.

Section 3.16.                          Subsidiaries.  As of the Effective Date, the Borrower has the Restricted Subsidiaries set forth on Schedule 3.16A and the Unrestricted Subsidiaries set forth on Schedule 3.16B.

Section 3.17.                          No Change in Credit Criteria or Collection Policies.  There has been no material change in credit criteria or collection policies concerning accounts receivable of the Borrower and its Subsidiaries since September 30, 2015.

Section 3.18.                          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds thereof or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.19.                          EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions

Section 4.01.                          Effective Date.  The obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                                 The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Financing Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit J.

(b)                                 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Sheppard Mullin Richter & Hampton LLP, and covering such other matters relating to the Borrower, the other initial Loan Parties, this Agreement, the other Financing Documents or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c)                                  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and any Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower and any Guarantors, this Agreement or the Transactions (including, without limitation, confirmation that all third party and governmental approvals necessary for the Transaction have been obtained and are in force), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)                                 The Administrative Agent shall have received a certificate of the Borrower, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)                                  The Administrative Agent shall have received all fees and other amounts due and payable, on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02.                          Each Credit Event.  The obligation of any Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of any Loan), and the obligation of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction on such date of the following conditions:

(a)                                 The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any such representations and warranties that by their express terms are made as of a specific date shall be true and correct as of such specific date.

(b)                                 At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing (other than a conversion or continuation of any Loan)   and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01.                          Financial and Business Information.  The Borrower shall deliver to the Administrative Agent and each Lender:

(a)                                 Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)                                     a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such quarter, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that if the Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission (“SEC”) is required to be delivered within a shorter time period, then the Borrower’s compliance with the requirements of this Section 5.01(a) must be satisfied by complying with such shorter time period (subject always to the Borrower’s compliance with Section 5.05);

(b)                                 Annual Statements — within 120 days after the end of each fiscal year of the Borrower, duplicate copies of,

(i)                                     a consolidated balance sheet of the Borrower and its Restricted Subsidiaries, as at the end of such year, and

(ii)                                  consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that if the Borrower’s Annual Report on Form 10-K for such fiscal year (together with the Borrower’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC is required to be delivered within a shorter time period, then the Borrower’s compliance with the requirements of this Section 5.01(b) (other than the accountant’s certificate described in clause (2) above which may be delivered within said 120-day period), must be satisfied by complying with such shorter time period (subject to the Borrower’s compliance with Section 5.04);

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report (other than Form 8K so long as such Form may be accessed on-line and Borrower has notified the Administrative Agent that such form has been filed), each registration statement (without exhibits except as expressly requested by a Lender), and each prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the SEC;

(d)                                 Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in subparagraph (f) of Article VII, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

(e)                                  ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

(i)                                     with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                               any ERISA Event or any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)                                   Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Borrower or any Subsidiary from any Federal, state or foreign Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)                                  Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder and under the other Financing Documents as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Section 5.02.                          Officer’s Certificate.  The Borrower shall deliver to the Administrative Agent and each Lender within 60 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year) and within 120 days after the end of each fiscal year of the Borrower, a certificate in the form of Exhibit E of a Senior Financial Officer setting forth:

(a)                                 Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Section 6.01 through Section 6.05 hereof, inclusive, Section 6.10 and the requirements of any Most Favored Provision incorporated herein pursuant to Section 6.13, during the quarterly or annual period covered by the most recent statements furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)                                 Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the most recent statements furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.

Section 5.03.                          Inspection.  The Borrower shall permit the representatives of the Administrative Agent and each Lender:

(a)                                 No Default — if no Default under Article VI or Subsection (b) of Article VII hereof or no Event of Default then exists, at the expense of such Lender or the Administrative Agent and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with the Borrower’s officers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default —  if a Default under Article VI or Subsection (b) of Article VII hereof or an Event of Default then exists, at the expense (all of which expenses shall be reasonable) of the Borrower, to visit and inspect any of the offices or properties of the Borrower or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries), all at such times and as often as may be requested.

Section 5.04.                          Reporting Treatment of Unrestricted Subsidiaries.  Notwithstanding anything to the contrary contained in this Agreement, so long as the Unrestricted Subsidiaries continue to constitute, in the aggregate, less than seven percent (7%) of Consolidated Total Capitalization in any fiscal period, the Borrower shall be permitted to include, for purposes of the financial reporting requirements contained in Sections 5.01(a) and (b), and only for purposes of such Sections (and in no event for purposes of determining compliance with any of the covenants contained in this Article V or Article VI hereof), the financial information of such entities on a consolidated basis.  If at any time the Unrestricted Subsidiaries shall constitute, in the aggregate, seven percent (7%) or more of Consolidated Total Capitalization in any fiscal period, the Borrower shall, notwithstanding that Section 5.01(a) and (b) permit the Borrower to comply therewith by delivery of its Quarterly Reports on SEC Form 10-Q and Annual Reports on SEC Form 10-K, provide consolidating financial statements setting forth separately the financial information for the Unrestricted Subsidiaries for such period, together with the financial information of such entities on a consolidated basis for purposes of the financial reporting requirements contained in Sections 5.01(a) and (b) and only for purposes of such Sections (and in no event for purposes of determining compliance with any of the covenants contained in this Article V or Article VI hereof).  In no event shall the Borrower include financial information of the Unrestricted Subsidiaries for purposes of any determination of compliance with any of the covenants contained in this Article V or Article VI hereof.

Section 5.05.                          Compliance with Law.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.06.                          Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 5.07.                          Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Board of Directors of the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08.                          Payment of Taxes and Claims.  The Borrower will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Borrower or any Restricted Subsidiary; provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (b) the nonpayment of all such taxes and assessments, governmental charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.09.                          Corporate Existence, Etc.  The Borrower will at all times preserve and keep in full force and effect its corporate existence and will keep proper books of record and account reflecting its business and activities.  Subject to Section 6.05, the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Borrower or a Subsidiary) and all rights and franchises of the Borrower and its Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10.                          Nature of Business.  Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement.

Section 5.11.                          Additional Guarantors.  The Borrower will, and will cause its Subsidiaries to, promptly inform the Administrative Agent of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 6.05) and cause direct or indirect Restricted Subsidiaries which are Domestic Subsidiaries which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b), collectively, together with Borrower, contributed at least 85% of each of Consolidated Total Assets and Consolidated EBITDA (each such Subsidiary, a “Material Subsidiary”) to deliver to the Administrative Agent a joinder to the Subsidiary Guarantee (in the form contemplated thereby) from such direct or indirect Restricted Subsidiaries (which are Domestic Subsidiaries and not already party to such Subsidiary Guarantee) which are necessary to satisfy such requirements as of such most recently ended fiscal quarter, pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof.  In connection therewith, the Borrower or any applicable Restricted Subsidiary shall provide such resolutions, certificates and opinions of counsel as shall be reasonably requested by the Administrative Agent.  Notwithstanding the foregoing in no event shall any SPE be required to be a Guarantor.

Section 5.12.                          Use of Proceeds.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

ARTICLE VI

Negative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.                          Financial Ratios.

(a)                                 The Borrower will not permit the ratio determined at the end of each fiscal quarter on a rolling four quarter basis of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense to be less than 3.00 to 1.00.

(b)                                 The Borrower will not permit the Leverage Ratio (i) at the end of any fiscal quarter ending prior to March 31, 2017 to be greater than 4.00 to 1.00 and (ii) at the end of any fiscal quarter ending on or after March 31, 2017 to be greater than 3.50 to 1.00.

Notwithstanding the foregoing, the Borrower shall be permitted at any time after October 1, 2017, but in no event on more than two (2) occasions during the term of this Agreement, to allow the Leverage Ratio permitted under Section 6.01(b)(ii) to be increased to 4.00 to 1.00 for a period of four consecutive fiscal quarters (such period, an “Adjusted Covenant Period”) in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $50,000,000 (and in respect of which the Borrower shall provide notice in writing to the Administrative Agent (for distribution to the Lenders) of such increase and a transaction description of such Permitted Acquisition (regarding the name of the Person or summary description of the assets being acquired and the approximate purchase price)), so long as the Borrower is in compliance on a pro forma basis with the Leverage Ratio of 4.00 to 1.00 on the closing date of such Permitted Acquisition immediately after giving effect (including pro forma effect) to such Permitted Acquisition; provided that it is understood and agreed that (x) the Borrower may not elect a new Adjusted Covenant Period for at least two (2) fiscal quarters following the end of an Adjusted Covenant Period and (y) with respect to the first fiscal quarter end following an Adjusted Covenant Period, the Leverage Ratio permitted under Section 6.01(b)(ii) shall revert to 3.50 to 1.00 and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above.

Section 6.02.                          Limitations on Indebtedness.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, unless if both immediately before and immediately after giving effect to any such creation, incurrence or assumption the Borrower is in compliance on a pro forma basis with Section 6.01 hereof.

(b)                                 The Borrower will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(i)                                     Guarantees by any Restricted Subsidiary of Indebtedness of Borrower or any other Restricted Subsidiary otherwise permitted hereunder; and

(ii)                                  other Indebtedness if, immediately after giving effect to any such creation, incurrence or assumption, the aggregate amount of all such Indebtedness then outstanding shall not exceed ten percent (10%) of Consolidated Total Assets (determined by reference to Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))).  In the event of the acquisition or designation of any Restricted Subsidiary, the pro forma Indebtedness of such Restricted Subsidiary outstanding after giving effect to such acquisition or designation shall be deemed to have been incurred by it at the time of such acquisition or designation.

Section 6.03.                          Limitation on Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a)                                 Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 5.08;

(b)                                 Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c)                                  Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d)                                 minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries;

(e)                                  Liens securing Indebtedness of a Restricted Subsidiary to the Borrower or to another Wholly-owned Restricted Subsidiary;

(f)                                   Liens existing on the date hereof as scheduled on Schedule 6.03 annexed hereto;

(g)                                  Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.02, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary, other than proceeds of such fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary;

(h)                                 other Liens securing obligations of the Borrower and its Restricted Subsidiaries other than as described in the foregoing clauses (a) through (g) above, provided that the obligations secured by all such other Liens do not exceed at any time fifteen percent (15%) of Consolidated Total Assets (determined by reference to Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))).

Without limitation of the foregoing provisions of this Section 6.03, the Borrower will not permit the Note Purchase Agreement to be secured by a consensual Lien unless the Obligations are simultaneously secured pursuant to terms and provisions, including an intercreditor agreement, reasonably satisfactory to the Administrative Agent.

Section 6.04.                          Limitation on Sale and Leasebacks.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Borrower or such Restricted Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Borrower or such Restricted Subsidiary more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Borrower or such Restricted Subsidiary, and then rent or lease, as lessee, such property or any part thereof (a “Sale and Leaseback Transaction”); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto and the application of the proceeds therefrom, no Default would exist and either:

(a)                                 the sale of property relating to such Sale and Leaseback Transaction constitutes a sale of such property by a Restricted Subsidiary to the Borrower or to a Wholly-owned Restricted Subsidiary or by the Borrower to a Wholly-owned Restricted Subsidiary; or

(b)                                 the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property of the Borrower and its Restricted Subsidiaries disposed of in all such Sale and Leaseback Transactions consummated and permitted by this clause (b) does not exceed $50,000,000 in the aggregate during the term of this Agreement; provided that, if after giving effect (including giving effect on a pro forma basis) to any such Sale and Leaseback Transaction the Leverage Ratio would be greater than 3.00 to 1.00, the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Borrower or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction) equals or exceeds the fair market value of the property so sold (as determined in good faith by the board of directors of the Borrower) and the net proceeds from such sale are applied to either (x) the purchase or acquisition (and, in the case of real property, the construction) of fixed assets useful and intended to be used by the Borrower or a Restricted Subsidiary in the operation of the business of the Borrower and its Restricted Subsidiaries as described in Section 5.10 hereof (provided that in any such event the Borrower and its Restricted Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such tangible assets to be subject to any Lien) or (y) the prepayment with the applicable prepayment premium, if any, on a pro rata basis, of Senior Funded Debt of the Borrower; provided that if any such Senior Funded Debt so prepaid constitutes Indebtedness outstanding under any revolving credit or similar credit facility, such prepayment shall result in a permanent reduction of the Indebtedness which the Borrower and its Restricted Subsidiaries may incur thereunder by an amount at least equal to the amount of the prepayment of such Senior Funded Debt.

Section 6.05.                          Mergers, Consolidations and Sales of Assets and Acquisitions.  (a) Except with respect to a Permitted Acquisition, the Borrower will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets or acquire any assets or stock or business of any Person, provided that any Restricted Subsidiary may merge or consolidate with or into the Borrower or any Wholly-owned Restricted Subsidiary so long as in (1) any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation and (2) any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Borrower), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation and, provided further, the Borrower and any Restricted Subsidiary may engage in the transactions contemplated by Section 6.05(b) below.

(b)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except as provided in this Section 6.05); provided that the foregoing restrictions do not apply to:

(i)                                     the sale, lease, transfer or other disposition of assets (x) of the Borrower to a Restricted Subsidiary or (y) of a Restricted Subsidiary to the Borrower or a Wholly-owned Restricted Subsidiary;

(ii)                                  the sale of inventory in the ordinary course of business; or

(iii)                               the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

a.                                      such assets (valued at net book value) do not, together with all other assets (valued at book value) of the Borrower and its Restricted Subsidiaries previously disposed of pursuant to this clause (b)(iii) during the immediately preceding twelve calendar month period, exceed ten percent (10%) of Consolidated Total Assets (determined by reference to Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)));

b.                                      in the opinion of the Borrower’s Board of Directors, the sale is for fair value and is in the best interests of the Borrower;

c.                                       immediately after the consummation of the transaction and after giving effect thereto, no Default would exist; and

d.                                      in the case of any such sale of assets having a net book value in excess of 1% of Consolidated Total Assets (determined by reference to Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), the Borrower prior to the consummation of such sale, shall have delivered a certificate to the Administrative Agent to the effect that the foregoing conditions of this clause (b)(iii) shall have been met, including calculations evidencing compliance with clause a above.

Section 6.06.                          Transactions with Affiliates.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (excluding any Restricted Subsidiary, but including any Unrestricted Subsidiary or any other Affiliate) (an “Applicable Affiliate”) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Applicable Affiliate), except for (a) management services, operation and maintenance agreements entered into between the Borrower or a Restricted Subsidiary and one or more SPEs on reasonable business terms, (b) other transactions between or among the Borrower or one or more of its Restricted Subsidiaries and any Applicable Affiliate entered into in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business consistent with past practices, and (c) other transactions or arrangements entered into in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would obtain in a comparable arm’s-length transaction with a Person other than an Applicable Affiliate.

Section 6.07.                          Designation of Subsidiaries.  The Borrower may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided, that (a) any such designation of a Restricted Subsidiary (other than a Restricted Subsidiary that is an SPE) as an Unrestricted Subsidiary shall be subject to the prior written approval of the Required Lenders when a Default has occurred and is continuing (or would arise immediately after giving effect on a pro forma basis to such designation), (b) any such Subsidiary designated as an Unrestricted Subsidiary shall not, directly or indirectly, own any Indebtedness or capital stock (or similar equity interests) of the Borrower or any Restricted Subsidiary, (c) the designation of such Restricted Subsidiary (other than a Restricted Subsidiary that is an SPE) as an Unrestricted Subsidiary shall be deemed to be a sale or other disposition of assets to be consummated within the limitations of Section 6.05(b)(iii) and, immediately after giving effect to such deemed sale or other disposition, the Company would be in pro-forma compliance with such Section, (d) immediately after giving effect to such designation as an Unrestricted Subsidiary, the Company would be in pro-forma compliance with Section 6.11 and (e) no such designation or redesignation shall be effective unless the Borrower has delivered to the Administrative Agent written notice thereof together with a certification by a Responsible Officer of the Borrower that the requirements set forth in this Section 6.07 have been satisfied.  For the avoidance of doubt, upon and following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving effect thereto, each Restricted Subsidiary so designated shall be subject to the provisions of this Agreement which apply to Restricted Subsidiaries.

Section 6.08.                          Modification of Operating Documents.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, modify, amend or alter their operating agreements, certificates or articles of incorporation or other constitutive documents in a manner which could have a Material Adverse Effect or would otherwise be materially disadvantageous to the Lenders.

Section 6.09.                          Restrictive Agreements.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary (other than an Unrestricted Subsidiary that is an SPE) to pay dividends or other distributions with respect to any shares of its capital stock (or similar equity interests) or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by the Note Purchase Agreement, (ii) the foregoing shall not apply to such restrictions and conditions contained in documents evidencing unsecured Indebtedness of the Borrower so long as (x) such Indebtedness has a final maturity date after the date that is 181 days after the Maturity Date, (y) any such Indebtedness that requires scheduled amortization or other scheduled payments of principal shall have a weighted average life to maturity after the date that is two years after the Maturity Date (provided that such Indebtedness in a principal amount not to exceed $100,000,000 at any time outstanding may have a weighted average life to maturity prior to the date that is two years after the Maturity Date but after the date that is 181 days after the Maturity Date) and (z) the covenants contained in such documents are not more onerous or more restrictive (taken as a whole) than the applicable covenants under this Agreement, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets subject to such permitted Lien and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.

Section 6.10.                          Restricted Payments.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly (including, without limitation, on a synthetic basis through Swap Agreements), any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, (b) Subsidiaries may declare and pay dividends and other Restricted Payments ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) the Borrower may declare and pay cash dividends on its Equity Interests, or make any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests (i) in an unlimited amount so long as the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such Restricted Payment) is less than or equal to 2.50 to 1.00, (ii) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such Restricted Payment) is greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00, in an amount not to exceed, together with all such Restricted Payments made during the current fiscal quarter and the period of three consecutive complete fiscal quarters immediately preceding such current fiscal quarter, ten percent (10%) of Consolidated Tangible Assets (determined by reference to Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))) and (iii) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such Restricted Payment) is greater than 3.00 to 1.00, in an amount not to exceed, together with all such Restricted Payments made during the current fiscal quarter and the period of three consecutive complete fiscal quarters immediately preceding such current fiscal quarter, five percent (5%) of Consolidated Tangible Assets (determined by reference to Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), in each case if, at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing.

Section 6.11.                          Investments, Loans, Advances, and Guarantees.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any Unrestricted Subsidiary, except that the Borrower or any of its Restricted Subsidiaries may (a) hold any such security, loan, Guarantee, investment or other interest in an Unrestricted Subsidiary that exists on the date of this Agreement and as described on Schedule 6.21, or (b) make or acquire any such security, loan, Guarantee, investment or other interest in an Unrestricted Subsidiary (based on the amount of cash or the fair market value of property originally transferred as consideration for such investments less the amount of cash or the fair market value of property received as a return on or repayment of such investments) (i) in an unlimited amount so long as the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such security, loan, Guarantee, investment or interest (or, if made or acquired while such Unrestricted Subsidiary was designated a Restricted Subsidiary, then at the time of designation as an Unrestricted Subsidiary and immediately after giving effect thereto)) is less than 2.50 to 1.00, (ii) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such security, loan, Guarantee, investment or interest (or, if made or acquired while such Unrestricted Subsidiary was designated a Restricted Subsidiary, then at the time of designation as an Unrestricted Subsidiary and immediately after giving effect thereto)) is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00, in an amount not to exceed ten percent (10%) of Consolidated Tangible Assets (determined by reference to Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))) and (iii) if the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (and giving pro forma effect to any such security, loan, Guarantee, investment or interest (or, if made or acquired while such Unrestricted Subsidiary was designated a Restricted Subsidiary, then at the time of designation as an Unrestricted Subsidiary and immediately after giving effect thereto))  is greater than or equal to 3.00 to 1.00, in an amount not to exceed five percent (5%) of Consolidated Tangible Assets (determined by reference to Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), in each case if, at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing.

Section 6.12.                          Activities of SPEs and Unrestricted Subsidiaries.

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, commingle its cash or other assets with the cash or other assets of any Unrestricted Subsidiary that is an SPE.

(b)                                 The Borrower will not permit any SPE to enter into any contract relating to transit fare collection services unless (i) such contract provides that upon the termination thereof by the applicable counterparty, such counterparty shall be required to make payments to such SPE in an amount not less than the aggregate amount of loans and advances made by the Borrower or any Restricted Subsidiary in such SPE and (ii) the Borrower or the applicable Restricted Subsidiary has entered into arrangements with such SPE providing that any such payments described in clause (i) above shall be required to be paid by such SPE to the Borrower or the applicable Restricted Subsidiary.

Section 6.13.                          Most Favored Provisions.  If at any time the Note Purchase Agreement, or any agreement or document related to the Note Purchase Agreement, includes (a) any covenant, event of default or similar provision that is not provided for in this Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in clauses (a) or (b) of this Section 6.13 being referred to as the “Most Favored Provisions”), then (i) such Most Favored Provision shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement, except pursuant to the provisions of Section 9.02, and (ii) the Borrower shall promptly, and in any event within five (5) Business Days after entering into any such Most Favored Provision, so advise the Lenders in writing.  Thereafter, upon the request of the Required Lenders, the Borrower shall enter into an amendment to this Agreement with the Required Lenders evidencing the incorporation of such Most Favored Provision, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (i) of the immediately preceding sentence.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)                                 the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and solely in the case of any reimbursement obligations such default shall continue for a period of one Business Day;

(b)                                 the Borrower shall fail to pay any interest on any Loan, the Revolving Credit Commitment Fee or any other fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Financing Document, when and as the same shall become due and payable and such default shall continue for a period of five consecutive days;

(c)                                  any representation or warranty made or deemed made by the Borrower or any Restricted Subsidiary or Guarantor in the Financing Documents, or in any report, certificate, financial statement or other document furnished pursuant to the Financing Documents, shall prove to have been incorrect in any material respect as of the date when made or deemed made;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 3.15, 5.01(a) through (d), 5.02, 5.09, 5.12 or in Article VI;

(e)                                  the Borrower or any Restricted Subsidiary or Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Financing Document, and such failure shall continue unremedied for a period of 15 days after the Borrower receives notice of such default from the Administrative Agent (which notice shall be given at the request of any Lender);

(f)                                   Borrower or any Restricted Subsidiary or Guarantor (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than Indebtedness hereunder), or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded;

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Borrower or any Restricted Subsidiary or Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)                                     the Borrower or any Restricted Subsidiary or Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)                                    one or more judgments or orders for the payment of money in an aggregate amount in excess of $20,000,000 (not covered by insurance where the carrier has accepted responsibility in writing) shall be rendered against the Borrower, any Restricted Subsidiary or Guarantor or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Subsidiary to enforce any such judgment;

(k)                                 an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)                                     a Change in Control shall occur;

(m)                             any of the Financing Documents shall for any reason cease to be, or shall be asserted by any Person obligated thereunder not to be, a legal, valid and binding obligation of such Person;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any one or more of the following actions, at the same or different times:  (i) terminate the Revolving Loan Commitments (and the Letter of Credit Commitments), and thereupon the Revolving Loan Commitments (and the Letter of Credit Commitments) shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) require that the Borrower deposit cash collateral in accordance with Section 2.05(j) or (iv) exercise any other rights or remedies available under the Financing Documents or applicable law; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Revolving Loan Commitments (and the Letter of Credit Commitments) shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind (except as specifically provided for herein), all of which are hereby waived by the Borrower.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Financing Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Financing Documents and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Financing Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Banks), and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Financing Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or in connection with any Financing Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing Document, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against the Borrower or any other Person obligated under the Financing Document, the Administrative Agent is authorized, to the fullest extent permitted by applicable law, to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of obligations owed by such Person.  With respect to any such proof of claim which the Administrative Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower (not to be unreasonably withheld, except that no such approval shall be required upon the occurrence and continuance of an Event of Default), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with such an office.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and  has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01.                          Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it at 9333 Balboa Avenue, San Diego, CA 92123, Attention of John D. Thomas (Telecopy No. 858-505-1548) with a copy for informational purposes only to the General Counsel (Telecopy No. 858-505-1559);

(ii)                                  if to the Administrative Agent, (A) in the case of Borrowings, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, Illinois 60603, Attention of Leonida Mischke, Telecopy No. 844-490-5663; jpm.agency.cri@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 101 W. Broadway, Suite 840, San Diego, California 92101, Attention of Anna Araya (Telecopy No. 310-975-1353) and (B) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan; and

(iii)                               if to JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 300 South Grand Avenue, 4th floor, Los Angeles, California 90071, Attention of LA Trade Services (la.trade.services@jpmchase.com);

(iv)                              if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, Illinois 60603, Attention of Leonida Mischke (Telecopy No. 844-490-5663; jpm.agency.cri@jpmorgan.com); and

(v)                                 if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Electronic Systems.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)                                  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System except to the extent of direct or actual damages caused by its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Financing Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System

Section 9.02.                          Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Except as provided in Section 2.20, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date) or (vi) (x) release the Borrower from its obligations under Article X or (y) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee, in each case, without the written consent of each Lender, except to the extent any such release is permitted by Section 9.16 or Article X as the case may be; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.19 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender).  Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)                                  Notwithstanding the foregoing, this Agreement and any other Financing Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)                                 Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Financing Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

Section 9.03.                          Expenses; Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Financing Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Financing Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04.                          Successors and Assigns.  (a)                                           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit),  Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)                               the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof);  provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)                               the Administrative Agent;

(C)                               the Issuing Banks; and

(D)                               the Swingline Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than the Lender from whom it purchased its participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Disqualified Institutions.

(i)                                     No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)                                  If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section

9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(iv)                              The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)                                 The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

Section 9.05.                          Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.

Section 9.06.                          Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Financing Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 9.07.                          Severability.  Any provision of any Financing Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.                          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Financing Documents and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09.                          GOVERNING LAW; Jurisdiction; Consent to Service of Process.  (a) THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York

sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Financing Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.                          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.                          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.                          Confidentiality.  (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, rating agencies, portfolio management servicers, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority(including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, in each such case which Borrower shall be notified of the name of such assignee or participant and the Administrative Agent and the Borrower shall be provided with an executed copy of such confidentiality agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)                                 EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)                                  ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.13.                          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14.                          USA PATRIOT Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 9.15.                          Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Financing Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Lender hereunder or under the other Financing Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Issuing Bank or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Bank or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Issuing Bank or any Lender in such currency, the Administrative Agent, such Issuing Bank or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 9.16.                          Releases of Subsidiary Guarantors.

(a)                                 A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guarantee upon the consummation of any transaction permitted by this Agreement the result of which is that such Subsidiary Guarantor ceases to be a Subsidiary.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)                                 Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee if such Subsidiary Guarantor is no longer a Material Subsidiary (including if a Subsidiary converts to an Unrestricted Subsidiary in accordance with Section 6.07).

(c)                                  On the Facility Termination Date, (i) the Subsidiary Guarantee and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder and (ii) Borrower’s obligations under Article X hereof, shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

Section 9.17.                          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees that:  (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender (or its applicable Affiliate), those obligations expressly set forth herein and in the other Financing Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.18.                          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

Borrower Guarantee

In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries.  The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.

The Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Financing Document, any Banking Services Agreement, any Swap Agreement or other agreement, other than the occurrence of the Facility Termination Date; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Financing Document, any Banking Services Agreement, any Swap Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations, other than in each case the occurrence of the Facility Termination Date; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation, other than in each case the occurrence of the Facility Termination Date.

The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise, other than in each case the occurrence of the Facility Termination Date.

The Borrower further agrees that until the Facility Termination Date its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation prior to the Facility Termination Date when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon.  The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York, Chicago or any other office, branch, affiliate or correspondent bank of the applicable Lender for such currency and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other payment office as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).

The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guarantee in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of the Borrower hereunder except the occurrence of the Facility Termination Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CUBIC CORPORATION,
as the Borrower

By:	/s/ James R. Edwards
Name: James R. Edwards
Title: Senior Vice President, General Counsel & Secretary

By:	/s/ Gregory L. Tanner
Name: Gregory L. Tanner
Title: Vice President & Treasurer

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

JPMORGAN CHASE BANK, N.A. individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Jeff Bailard
	Name:	Jeff Bailard
	Title:	Managing Director

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

MUFG UNION BANK, N.A. individually as a Lender, as an Issuing Bank and as Syndication Agent

By:	/s/ Edmund Ozorio
Name: Edmund Ozorio
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

BANK OF THE WEST, individually as a Lender, as an Issuing Bank and as a Co-Documentation Agent

By:	/s/ William A. Burzynski
Name: William A. Burzynski
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender and as a Co-Documentation Agent

By:	/s/ Marty McDonald
Name: Marty McDonald
Title: Assistant Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as a Co-Documentation Agent

By:	/s/ Travis VanTreese
Name: Travis Van Treese
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

BRANCH BANKING AND TRUST COMPANY, individually as a Lender

By:	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Assistant Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

CITIBANK, N.A., individually as a Lender and as an Issuing Bank

By:	/s/ Christopher Hartzell
Name: Christopher Hartzell
Title: Vice President

Signature Page to Third Amended and Restated Credit Agreement
Cubic Corporation

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Applicant	Issuance Date	Issued Currency	Issued Currency Amount	USD Equivalent	Amount	Beneficiary Name	Expiry

SCHEDULE 2.01A

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$70,000,000

MUFG UNION BANK, N.A.	$70,000,000

BANK OF THE WEST	$55,000,000

U.S. BANK NATIONAL ASSOCIATION	$55,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$55,000,000

BRANCH BANKING AND TRUST COMPANY	$47,500,000

CITIBANK, N.A.	$47,500,000

AGGREGATE COMMITMENT	$400,000,000

SCHEDULE 2.01B

LETTER OF CREDIT COMMITMENTS

ISSUING BANK	LETTER OF CREDIT COMMITMENT
JPMORGAN CHASE BANK, N.A.	$50,000,000

CITIBANK, N.A.	$50,000,000

MUFG UNION BANK, N.A.	$36,250,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$36,250,000

BANK OF THE WEST	$27,500,000

TOTAL LETTER OF CREDIT COMMITMENTS	$200,000,000

2

SCHEDULE 3.05

SCHEDULE 3.05

DISCLOSED MATTERS AS TO LITIGATION

In October 2014, a lawsuit was filed in the United States District Court, Northern District of Illinois against us and one of our transit customers alleging infringement of various patents held by the plaintiff. We are investigating the matter and plan to vigorously defend the lawsuit. We are also undertaking defense of our customer in this matter pursuant to our contractual obligations to that customer. Due to the preliminary nature of this case, we cannot estimate the probability of loss or any range of estimate of possible loss.

1

SCHEDULE 3.08

SCHEDULE 3.08

DISCLOSED MATTERS AS TO ENVIRONMENTAL COMPLIANCE

None

1

SCHEDULE 3.16A

SCHEDULE 3.16A

RESTRICTED SUBSIDIARIES

Subsidiary	Place of Incorporation	Percentage Owned

CTS — NORDIC AKTIEBOLAG Malmo, Sweden	Sweden	100%
*(100% owned subsidiary of Cubic Transportation Systems Limited)

CUBIC (UK) LIMITED
Surrey, England	England	100%
*(100% owned subsidiary of Cubic Transportation Systems, Inc.)

CUBIC DE MEXICO Tijuana, Mexico	Mexico	100%

CUBIC DEFENCE AUSTRALIA PTY LIMITED
Victoria, Australia	Australia	100%

CUBIC DEFENCE NEW ZEALAND LIMITED Auckland, New Zealand	Australia	100%
*(100% owned subsidiary of Cubic Holdings Limited)

CUBIC DEFENCE UK LTD. Surrey, England	England	100%
*(100% owned subsidiary of Cubic (UK) Limited)

CUBIC DEFENCE WLL Qatar	Qatar	49%
*(49% owned subsidiary of Cubic Defence UK Limited)

CUBIC DEFENSE APPLICATIONS, INC. San Diego, California	California	100%

CUBIC FIELD SERVICES CANADA LIMITED Alberta, Canada	Canada	100%
*(100% owned subsidiary of Cubic Global Defense, Inc.)

CUBIC GLOBAL DEFENSE, INC. San Diego, California	Delaware	100%

CUBIC HOLDINGS LIMITED. Auckland, New Zealand	New Zealand	100%

CCUBIC ITALIA S.R.L.
Rome, Italy	Italy	100%
*(100% owned subsidiary of Cubic (UK) Limited

Subsidiary	Place of Incorporation	Percentage Owned

CUBIC LAND, INC. San Diego, California	California	100%

CUBIC MIDDLE EAST, INC. San Diego, California	Delaware	100%

CUBIC SIMULATION SYSTEMS, INC. Orlando,Florida	Delaware	100%

CUBIC SURFACE TRANSPORTATION SYSTEMS, LIMITED Surrey, England	United Kingdom	100%
*(100% owned subsidiary of Cubic (UK) Limited)

CUBIC TECHNOLOGIES DENMARK APS Helsingor, Denmark	Denmark	100%
*(100% owned subsidiary of Cubic Defence New Zealand Limited)

CUBIC TECHNOLOGIES SINGAPORE PTE. LTD. Singapore	Singapore	100%
*(100% owned subsidiary of Cubic Defence New Zealand Limited)

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED New South Wales, Australia	Australia	100%
* (100% owned subsidiary of Cubic Transportation Systems, Limited.)

CUBIC TRANSPORTATION SYSTEMS (DEUTSCHLAND) GmbH
Hamburg, Germany	Germany	100%
*(100% owned subsidiary of Cubic (UK) Limited)

CUBIC TRANSPORTATION SYSTEMS (INDIA) PVT LIMITED Hyderabad, India	India	100%

CUBIC TRANSPORTATION SYSTEMS (ITMS) LIMITED
Surrey, England	United Kingdom	100%
*(100% owned subsidiary of Cubic (UK) Limited)

CUBIC TRANSPORTATION SYSTEMS CANADA, LTD. Vancouver, B.C.	Canada	100%
*(100% owned subsidiary of Cubic Transportations Systems, Inc.)

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

Subsidiary	Place of Incorporation	Percentage Owned

CUBIC TRANSPORTATION SYSTEMS LIMITED Surrey, England	England	100%
*(100% owned subsidiary of Cubic (U.K.) Limited)

CUBIC TRANSPORTATION SYSTEMS NORDIC AS Bergen, Norway	Norway	100%
*(100% owned subsidiary of Cubic Transportation Systems Limited)

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

DTECH LABS, INC. Ashburn, Virginia	Delaware	100%

EMIRATES TRAINING TECHNOLOGY LLC
Abu Dhabi, United Arab Emirates	UAE	50%
*(50% owned by Cubic Defence UK Limited)

GATR TECHNOLOGIES, INC.
Huntsville, Alabama	Alabama	100%

INTIFIC, INC.
Austin, Texas	Delaware	100%

NEXTBUS, INC.
Emeryville, California	Delaware	100%
*(100% owned subsidiary of Cubic Transportation Systems Inc.)

OMEGA TRAINING GROUP, INC. San Diego, California	Georgia	100%

TERALOGICS, LLC Hanover, Maryland	Maryland	100%

SCHEDULE 3.16B

SCHEDULE 3.16B

UNRESTRICTED SUBSIDIARIES

SCHEDULE 6.03

SCHEDULE 6.03

EXISTING LIENS

Security:	First legal charge over the premises at AFC House, Honeycrock Lane, Salford, Surrey, UK
Borrower:	Cubic Transportation Systems, LTD
Creditor/Lienholder:	Barclays Bank PLC
Original Balance:	£5,200,000
Remaining Balance:	£866,667.
Value Date:	02 December 2003
Maturity Date:	03 December 2018
Interest Rate:	Fixed at 6.4825%
Payments:	Quarterly each March, June, September and December
Next Payment:	£100,828 due September 2016

Secured Letter of Credit Facility	$69.4 million	Cash Collateralized

Bank Account Royal Bank of Scotland, Knightsbridge Account #85127647	$3.9 million	First Charge granted to TfL

SCHEDULE 6.21

SCHEDULE 6.21

INVESTMENTS IN UNRESTRICTED SUBSIDIARIES

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignor:

Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

Borrower:  Cubic Corporation

Administrative Agent:  JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

Credit Agreement:  The Third Amended and Restated Credit Agreement dated as of August 11, 2016 among Cubic Corporation, the Lenders parties thereto, and JPMorgan Chase Bank, as Administrative Agent.

(1)  Select as applicable.

Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Loan Commitment	$	$		%
	$	$		%
	$	$		%

Effective Date:                               ,20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank and Swingline Lender

By
Title:

[OTHER ISSUING BANKS]

[Consented to:]

CUBIC CORPORATION

By
Title:

ANNEX 1

CUBIC CORPORATION CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

(a)           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

(b)           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

(c)           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

(d)           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

FORM OF PROMISSORY NOTE

                 , 2016

FOR VALUE RECEIVED, the undersigned, Cubic Corporation (the “Maker”), hereby promises to pay to             (the “Lender”), on the Maturity Date as defined in the Third Amended and Restated Credit Agreement, dated as of August 11, 2016, among the Maker, the Lenders named therein and the Administrative Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”) or earlier as provided for in the Credit Agreement, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) to the Maker from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at a rate or rates per annum and, in each case, and payable on such dates as determined pursuant to the terms of the Credit Agreement.

The Maker promises to pay interest on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Promissory Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Makers to make payments of principal and interest in accordance with the terms of this Promissory Note and the Credit Agreement.

This Promissory Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  THIS PROMISSORY NOTE, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

CUBIC CORPORATION

By:
Name:
Title:

C-1

Loans and Payment

Date	Amount and Type of Loan	Payments Principal Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

EXECUTION COPY	EXHIBIT D

FORM OF SUBSIDIARY GUARANTEE

THIRD AMENDED AND RESTATED GUARANTEE

THIRD AMENDED AND RESTATED GUARANTEE (as amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”) dated as of August 11, 2016, by each of the signatories hereto (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower which become parties to this Guarantee by executing a supplement hereto in the form attached as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (“Agent”) for the ratable benefit of the Holders of the Guaranteed Obligations (as defined below).

Cubic Corporation, a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, have entered into a certain Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower.

The Lenders and the Issuing Banks have agreed to extend Loans and certain other financial accommodations to, including, without limitation, the issuance of the Letters of Credit pursuant to, and subject to the terms and conditions of, the Credit Agreement.  The obligation of the Lenders to extend such Loans and of the Issuing Banks to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Guarantors of a guarantee in the form hereof of the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Borrower or any of its Subsidiaries owing to any Lender or any Affiliate of any Lender under any Swap Agreement or Banking Services Agreement and (d) all other obligations of the Borrower or any of its Subsidiaries at any time and from time to time under the Credit Agreement and the other Financing Documents (the foregoing collectively being herein referred to as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations).

The Initial Guarantors are parties to that certain Second Amended and Restated Subsidiary Guarantee dated as of May 8, 2012 (the “Existing Guarantee”) pursuant to which they guaranteed the obligations of the Borrower under the Second Amended and Restated Credit Agreement dated as of May 8, 2012 (the “Existing Credit Agreement”).  The Existing Credit Agreement is being amended and restated pursuant to the terms of the Credit Agreement and, in connection therewith, the Guarantors have agreed to amend and restate the Existing Guarantee.

Accordingly, in consideration of the premises and in order to induce the Agent and the Lenders to make Loans and extend other financial accommodations under the Credit Agreement, each Guarantor hereby, jointly and severally, agrees that the Existing Guarantee shall be amended and restated in its entirety as follows:

Section 1.  Guarantee.  Each Guarantor hereby, jointly and severally, irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and the punctual performance, of all present and future Guaranteed Obligations.  Each Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by Borrower to the Agent or the Lenders under the Credit Agreement and the other Financing Documents to which Borrower is a party.

Section 2.  Waiver.  Each Guarantor hereby absolutely, unconditionally and irrevocably waives, to-the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Agent or the Lenders protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral, and (iv) any other action, event or precondition to the enforcement of this Guarantee or the performance by each Guarantor of its obligations hereunder.

Section 3.  Guarantee Absolute.

(a)                                 This Guarantee is one of payment and performance, not collection, and the obligations of the Guarantors under this Guarantee are independent of the obligations of the Borrower under the Credit Agreement and any other Financing Document, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

(b)                                 The liability of the Guarantors under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i)                                     any invalidity, irregularity, voidability, voidness or unenforceability of the Credit Agreement, the Notes, any Swap Agreement, any Banking Services Agreement or any other Financing Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor, in each case other than (A) the occurrence of the Facility Termination Date or (B) with respect to any Guarantor, the release of such Guarantor from this Guarantee in accordance with Section 9.16 of the Credit Agreement;

(ii)                                  any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any

Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, any Swap Agreement, any Banking Service Agreement or any other Financing Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(iii)                               any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(iv)                              any exercise or failure to exercise any rights against the Borrower or others (including the Guarantors);

(v)                                 any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any Guaranteed Obligation (whether due or not) of the Borrower to creditors of the Borrower other than the Guarantors, in each case other than (A) the occurrence of the Facility Termination Date or (B) with respect to any Guarantor, the release of such Guarantor from this Guarantee in accordance with Section 9.16 of the Credit Agreement;

(vi)                              any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries;

(vii)                           any change, restructuring or termination of the existence of any of the Borrower or any of its Subsidiaries; or

(viii)                        any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guarantee and/or obligations of the Guarantors hereunder, or a defense to, or discharge of, the Borrower or any other Person or party relating to this Guarantee or the obligations of the Guarantors hereunder or otherwise with respect to the Loans or Letters of Credit extended to the Borrower, in each case other than (A) the occurrence of the Facility Termination Date or (B) with respect to any Guarantor, the release of such Guarantor from this Guarantee in accordance with Section 9.16 of the Credit Agreement.

(c)                                  The Agent may at any time and from time to time (whether or not after revocation or termination of this Guarantee) without the consent of, or notice (except as shall be required by applicable law that cannot be waived) to, the Guarantors, and without incurring responsibility to the Guarantors or impairing or releasing the obligations of the Guarantors hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

(d)                                 Except with respect to any Guarantor which has been released from this Guarantee in accordance with Section 9.16 of the Credit Agreement, this Guarantee shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Guaranteed Obligations and the Agent or such Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or the respective property of each, or any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower), the Guarantors shall be and remain liable to the Agent or such Lender, as applicable, hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

Section 4.  Continuing Guarantee.  Except with respect to any Guarantor which is released from this Guarantee in accordance with Section 9.16 of the Credit Agreement, this Guarantee is a continuing and irrevocable guarantee and shall (i) remain in full force and effect until the Facility Termination Date, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns.  All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 5.  Representations, Warranties and Covenants.  Each Guarantor hereby represents, warrants and covenants to and with the Agent that:

(a)                                 The Guarantor has the power to execute and deliver this Guarantee and to incur and perform its obligations hereunder;

(b)                                 The Guarantor has duly taken all necessary action to authorize the execution, delivery and performance of this Guarantee and to incur and perform its obligations hereunder;

(c)                                  No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guarantee or the consummation of the transactions contemplated hereby;

(d)                                 The execution, delivery and performance by the Guarantor of this Guarantee, do not and will not violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor or result in the creation of any Lien upon any of its properties or assets pursuant thereto;

(e)                                  This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the

Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(f)                                   No proceeding referred to in paragraph (g) or (h) of Article VII of the Credit Agreement is pending against the Guarantor and no other event referred to in such paragraphs (g) and (h) of such Article VII has occurred and is continuing with respect to the Guarantor, and the property of the Guarantor is not subject to any assignment for the benefit of creditors; and

(g)                                  Each Guarantor will take all necessary actions to comply with the provisions of the Credit Agreement applicable to it.

Section 6.  Expenses.  The Guarantors will pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the fees, charges and disbursements of any counsel for the Administrative Agent, in connection with the enforcement or protection of its rights in connection with this Guarantee, including its rights under this Section, including all such reasonable out-of-pocket expenses incurred during  any workout, restructuring or negotiations with respect thereto, together with interest thereon as specified in Section 12 hereof. All amounts due under this Section shall be payable promptly after written demand therefor.

Section 7.  Terms.  (a) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)                                 All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guarantee unless the context shall otherwise require.

Section 8.  Amendments and Modification.  Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, no provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guarantee and to such provision, and executed by the Guarantors and Agent.

Section 9.  Subrogation.  Upon making full payment with respect to any Guaranteed Obligation hereunder, the Guarantors shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided that the Guarantors shall not enforce any payment by way of subrogation until the Facility Termination Date.

Section 10.  Remedies Upon Default; Right of Set-Off.  (a)  Upon the occurrence and during the continuance of any Event of Default, the Agent may, without notice to or demand upon the Borrower or the Guarantors, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantors hereunder.

(b)                                 Upon such declaration by the Agent, the Agent and any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or any Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guarantee that are then due, whether or not the Agent or such Lender shall have made any demand under this Guarantee.  The Agent agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agent and Lenders under this Section 10 are in addition to other rights and remedies (including other rights of set-off) which the Agent and Lenders may have.

Section 11.  Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including any Guarantor), with respect to any of the Guaranteed Obligations shall, to the fullest extent permitted under applicable law, if the statute of limitations in favor of the Guarantors against the Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

Section 12.  Interest.  All amounts payable from time to time by the Guarantors hereunder shall bear interest at an interest rate per annum determined in accordance with Section 2.12 of the Credit Agreement as if such amounts were payable by the Borrower.

Section 13.  Rights and Remedies Not Waived.  No act, omission or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

Section 14.  Admissibility of Guarantee.  The Guarantors agree that any copy of this Guarantee signed by the Guarantors and transmitted by telecopier for delivery to the Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 15.  Notices.  All notices, requests and demands to or upon the Agent or the Guarantors under this Agreement shall be in writing and given as provided in the Credit Agreement (with respect to the Guarantors, to the address of the Borrower as set forth in the Credit Agreement).

Section 16.  Counterparts.  This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Guarantee by telecopy shall be effective as delivery of a manually executed counterpart of this Guarantee.

Section 17.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL ETC.  (a) EACH GUARANTOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND OF THE

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (i) TRIAL BY JURY, (ii) TO THE EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (iii) THE RIGHT TO INTERPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

(b)                                 Each Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Guarantor at its address determined pursuant to Section 15 hereof.

(c)                                  Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(d)                                 Each Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

Section 18.  GOVERNING LAW.  THIS GUARANTEE, IN ACCORDANCE WITH SECTION 5 1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUCTED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 19.  Captions; Separability.  (a) The captions of the Sections and subsections of this Guarantee have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(b)                                 If any term of this Guarantee shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

Section 20.  Enforcement.  If, in any action to enforce this Guarantee or any proceeding to allow or adjudicate a claim under this Guarantee, a court of competent jurisdiction determined that enforcement of this Guarantee against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any

applicable provision of comparable state law, the liability of such Guarantor under this Guarantee shall be limited to the maximum amount lawful and not subject to avoidance under such law.

Section 21.  Contribution.  Each Guarantor agrees that in the event a payment shall be made by any Guarantor (the “Claiming Guarantor”) under this Guarantee or assets of such Claiming Guarantor shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy a claim of the Lenders or the Agent, each other Guarantor (a “Contributing Guarantor”) shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all Guarantors on the date hereof.

Section 22.                                    Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 22 or otherwise under this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 22 shall remain in full force and effect until the Facility Termination Date.  Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 23.  Acknowledgment of Receipt.  Each Guarantor acknowledges receipt of a copy of this Guarantee and each of the Financing Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Guarantor has duly executed or caused this Guarantee to be duly executed in the State of New York as of the date first above set forth.

CUBIC TRANSPORTATION SYSTEMS, INC., a California corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

CUBIC DEFENSE APPLICATIONS, INC., a California corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

CUBIC SIMULATION SYSTEMS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

OMEGA TRAINING GROUP, INC., a Georgia corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

NEXTBUS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

DTECH LABS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

9

CUBIC GLOBAL DEFENSE, INC., a Delaware corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation:

GATR TECHNOLOGIES, INC., an Alabama corporation, as a Guarantor

By:	/s/ Gregory L. Tanner
Name:	Gregory L. Tanner
Title:	Treasurer of Cubic Corporation

Acknowledged and Agreed
as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Jeff Bailard
Name:	Jeff Bailard
Title:	Managing Director

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

CUBIC CORPORATION
OFFICER’S CERTIFICATE

In Conformance with the Third Amended and Restated Credit Agreement
Dated August 11, 2016
As of and for the Period Ending [        ].

The following certification is provided to the Lenders as required under Section 5.02 of the Third Amended and Restated Credit Agreement dated August 11, 2016 (the Agreement).  The undersigned hereby certifies that:

a.                                      the Borrower was in compliance with the requirements of Section 6.01 through 6.05 and 6.10 of the Agreement, inclusive, during the period covered by the accompanying financial statements (detailed calculations of financial covenant compliance annexed), and

b.                                      the undersigned has reviewed the terms of the Agreement and has made, or caused to be made under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the period covered by the accompanying financial statements to the date of this certificate, and that such review (i) has not disclosed the existence during such period of any condition or event that constitutes a Default as defined in the Agreement and (ii) has confirmed that Unrestricted Subsidiaries constitute, as of the end of the period covered by the accompanying financial statements, in the aggregate,   % of Consolidated Total Capitalization.

Dated at San Diego, California, this        day of                       ,        .

Name:
Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 6.01(a) — Consolidated EBITDA to Consolidated Cash Interest Expense.
	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”) as set forth on Schedule 2:	$
	B.	Consolidated Cash Interest Expense for the Subject Period:	$
	C.	Consolidated EBITDA to Consolidated Cash Interest Expense (Line I.A ÷ Line I.B):	$
Minimum required: 3.00 to 1.00

II.	Section 6.01(b) — Leverage Ratio.
	A.	Consolidated Indebtedness at Statement Date as set forth on Schedule 2:	$
	B.	Indebtedness attributable to letters of credit	$
C.

Consolidated Adjusted EBITDA for the Subject Period as set forth on Schedule 2 (calculated in accordance with the terms of the definition thereof to include the EBITDA of any Person which becomes a Restricted Subsidiary during the Subject Period):

$
	D.	Leverage Ratio ((Line II.A — Line II.B) ÷ Line II.C):	$
Maximum permitted: Subject to any Adjusted Covenant Period, 4.00 to 1.00 prior to March 31, 2017 and 3.50 to 1.00 on or after March 31, 2017

III.	Section 6.02(b)(ii) — Indebtedness.
	A.	Indebtedness of Restricted Subsidiaries (other than Guarantees permitted under Section 6.02(b)(i)) as of Statement Date:	$
	B.	Maximum permitted (10% of Consolidated Total Assets):	$

IV.	Section 6.03(h) — Liens.
	A.	Obligations of Borrower and Restricted Subsidiaries secured by Liens other than Liens permitted under Sections 6.03(a) through (g)) as of Statement Date:	$
	B.	Maximum permitted (15% of Consolidated Total Assets):	$

V.	Section 6.10(d) — Restricted Payments.
	A.	Cash dividends paid during fiscal year to date as of Statement Date (excluding any cash dividends permitted under Sections 6.10(a) through (c)):	$
	B.	Maximum permitted:
	(1)	if Leverage Ratio set forth on Line II.D above is less than or equal to 2.50 to 1.00, unlimited	Unlimited
	(2)	if Leverage Ratio set forth on Line II.D above is greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00, 10% of Consolidated Tangible Assets	$
	(3)	if Leverage Ratio set forth on Line II.D above is greater than 3.00 to 1.00, 5% of Consolidated Tangible Assets	$

VI.	Section 6.11(b) — Investments in Unrestricted Subsidiaries.
A.

Aggregate amount of investments described in Section 6.11(b) by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries outstanding at such time (excluding any investments permitted by Section 6.11(a)):

$
	B.	Maximum permitted:
	(1)	if Leverage Ratio set forth on Line II.D above is less than 2.50 to 1.00, unlimited	Unlimited
	(2)	if Leverage Ratio set forth on Line II.D above is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00, 10% of Consolidated Tangible Assets	$
	(3)	if Leverage Ratio set forth on Line II.D above is greater than 3.00 to 1.00, 5% of Consolidated Tangible Assets	$

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA as set forth in the Agreement)

EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+ Consolidated Interest Expense
+ income tax expense
+ depreciation expense
+ amortization expense
+ non-cash stock compensation expense and other non-cash expense items
+ Enterprise Resource Planning Expenses
+ one-time non-recurring Acquisition Expenses
- non-cash gains or revenues
= Consolidated EBITDA

Consolidated Indebtedness
(in accordance with the definition of Consolidated Indebtedness as set forth in the Credit Agreement)

Liabilities for borrowed money	$
+ liabilities for deferred purchase prices of property	$
+ liabilities for Capital Leases	$
+ liabilities for letters of credit	$
+ Swaps	$
+ Guarantees of any of the foregoing (without duplication)	$

Consolidated Indebtedness	$

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

9

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

9

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

9

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Financing Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

9

EXHIBIT G-1

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [                  ]
Facsimile: [                  ]]

With a copy to:

101 W. Broadway, Suite 840
San Diego, California 92101
Attention: Anna Araya
Facsimile: 310-975-1353

Re:  Cubic Corporation

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.                                      Aggregate principal amount of Borrowing:(1)

2.                                      Date of Borrowing (which shall be a Business Day):

3.                                      Type of Borrowing (ABR or Eurodollar):

4.                                      Interest Period (if a Eurodollar Borrowing):(2)

5.                                      Location and number of the Borrower’s account or any other account designated by the Borrower in accordance with Section 2.06 of the Credit Agreement to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

(1)  Not less than applicable amounts specified in Section 2.02(c).

(2)  Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and](1) 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

CUBIC CORPORATION,
as the Borrower

By:
Name:
Title:

(1)  To be included only for Borrowings on the Effective Date.

EXHIBIT G-2

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [                 ]
Facsimile: ([    ]) [    ]-[       ]]

Re:  Cubic Corporation

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of August 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.07 of the Credit Agreement that it requests to [convert][continue] an existing Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.                                      List date, Type, principal amount and Interest Period (if applicable) of existing Borrowing:

2.                                      Aggregate principal amount of resulting Borrowing:

3.                                      Effective date of interest election (which shall be a Business Day):

4.                                      Type of Borrowing (ABR or Eurodollar):

5.                                      Interest Period (if a Eurodollar Borrowing):(1)

[Signature Page Follows]

(1)  Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,

CUBIC CORPORATION,
as Borrower

By:
Name:
Title:

EXHIBIT H

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated           , 20    (this “Supplement”), by and among each of the signatories hereto made with reference to the Third Amended and Restated Credit Agreement, dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.             The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[          ], thereby making the aggregate amount of its total Commitments equal to $[          ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[          ] with respect thereto].

2.             The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.             Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.             This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.             This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CUBIC CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

EXHIBIT I

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated           , 20    (this “Supplement”), by and among each of the signatories hereto made with reference to the Third Amended and Restated Credit Agreement, dated as of August 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cubic Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.             The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[          ]] [and] [a commitment with respect to Incremental Term Loans of $[          ]].

2.             The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.             The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[           ]

4.             The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.             Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.             This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.             This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER], as the Augmenting Lender

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CUBIC CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

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EXHIBIT J

EXHIBIT J

LIST OF CLOSING DOCUMENTS

CUBIC CORPORATION

CREDIT FACILITIES

August 11, 2016

LIST OF CLOSING DOCUMENTS(6)

A.            FINANCING DOCUMENTS

1.                                      Credit Agreement (the “Credit Agreement”) by and among Cubic Corporation, a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $400,000,000.

SCHEDULES

Schedule 1.01	—	Existing Letters of Credit
Schedule 2.01A	—	Commitments
Schedule 2.01B	—	Letter of Credit Commitments
Schedule 3.05	—	Disclosed Matters as to Litigation
Schedule 3.08	—	Disclosed Matters as to Environmental Compliance
Schedule 3.16A	—	Restricted Subsidiaries
Schedule 3.16B	—	Unrestricted Subsidiaries
Schedule 6.03	—	Existing Liens
Schedule 6.21	—	Existing Investments in Unrestricted Subsidiaries

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Promissory Note
Exhibit D	—	Form of Subsidiary Guarantee
Exhibit E	—	Form of Compliance Certificate
Exhibit F-1	—	Form of U.S. Tax Compliance Certificate
Exhibit F-2	—	Form of U.S. Tax Compliance Certificate
Exhibit F-3	—	Form of U.S. Tax Compliance Certificate
Exhibit F-4	—	Form of U.S. Tax Compliance Certificate
Exhibit G-1	—	Form of Borrowing Request
Exhibit G-2	—	Form of Interest Election Request
Exhibit H	—	Form of Increasing Lender Supplement
Exhibit I	—	Form of Augmenting Lender Supplement

(6)  Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Exhibit J	—	List of Closing Documents

2.                                      Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.09(e) of the Credit Agreement.

3.                                      Third Amended and Restated Guarantee executed by the initial Guarantors (collectively with the Borrower, the “Loan Parties”) in favor of the Administrative Agent.

B.            CORPORATE DOCUMENTS

4.                                      Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Financing Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Financing Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

5.                                      Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization.

C.            OPINIONS

6.                                      Opinion of Sheppard Mullin Richter & Hampton LLP, special counsel for the Borrower and the other Loan Parties.

7.                                      Opinion of James R. Edwards, General Counsel of the Borrower and the other Loan Parties.

D.            CLOSING CERTIFICATES AND MISCELLANEOUS

8.                                      A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying that the conditions set forth in Section 4.02 are satisfied at such time.

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